Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and explanatory notes presented below, which we refer to as the pro forma financial statements, show the impact of the acquisition by B. Riley Brand Management LLC (the “B. Riley Member”), an indirect wholly owned subsidiary of B. Riley Financial Inc. (“B. Riley”), of an 80% interest in BR Brand Holdings LLC (“BR Brand Group”), which was completed on October 28, 2019 pursuant to the terms of a Membership Interest Purchase Agreement, dated October 11, 2019 (the “MIPA”), by and among B. Riley, the B. Riley Member, BR Brand Acquisition LLC (the “BR Brand Member”) and BR Brand Group. In connection with the completion of the transactions contemplated by the MIPA, the BR Brand Member caused the transfer of certain trademarks, domain names, license agreements and related assets (the “Brand Assets”) from existing brand owners to BR Brand Group. Pursuant to the terms of the MIPA, the B. Riley Member acquired the 80% interest in BR Brand Group in exchange for (i) cash consideration of $116,500 and (ii) the issuance to certain affiliates of the BR Brand Member of a warrant (the “Warrant”) to purchase up to 200,000 shares of B. Riley’s Common Stock, par value $0.001 per share, at an exercise price of $26.24 per share, subject to the vesting of two-thirds of such shares upon BR Brand Group’s satisfaction of specified financial performance targets. The aggregate consideration paid by B. Riley, including approximately $932 of consideration attributable to the fair value of the Warrant, is approximately $117,432.

Under the asset acquisition method of accounting, the assets and liabilities of BR Brand Group, as of the effective date of the B. Riley Member’s acquisition of the 80% interest in BR Brand Group, will be recorded by B. Riley at their respective fair values, and the excess of the acquisition consideration over the fair value of BR Brand Group’s net assets will be allocated proportionately to assets acquired. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented as if the acquisition of the 80% interest in BR Brand Group had occurred on September 30, 2019. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 is presented as if the acquisition of the 80% interest in BR Brand Group had occurred on January 1, 2019, the first day of B. Riley’s 2019 fiscal year. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 is presented as if B. Riley’s acquisition of the 80% interest in BR Brand Group and B. Riley’s acquisition of magicJack VocalTec Ltd. (“magicJack”) had each occurred on January 1, 2018, the first day of B. Riley’s 2018 fiscal year. The historical combined financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the statement of operations only, expected to have a continuing impact on combined results of operations.

The pro forma financial statements are presented for illustrative purposes only and do not purport to indicate or project the financial results of the combined companies had the acquisition of the 80% interest in BR Brand Group and B. Riley’s acquisition of magicJack been completed at the beginning of the period presented. The adjustments included in these pro forma financial statements are preliminary and may be revised. The pro forma financial statements also do not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

The pro forma financial statements and accompanying notes should be read in conjunction with the separate historical financial statements and accompanying notes of B. Riley’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Report on Form 10-Q for the nine months ended September 30, 2019 and the Current Report on Form 8-K filed by B. Riley with the SEC on November 1, 2019 incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2019

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

AS OF SEPTEMBER 30, 2019

	B. RILEY FINANCIAL, INC. (a)	BR BRAND GROUP (b)		PRO FORMA ADJUSTMENTS	PRO FORMA TOTAL
	(Dollars in thousands, except par value)

Assets
Cash and cash equivalents	$170,587	$1,007	(1)	$(116,500)	$54,087
			(3)	(236)
			(4)	(771)
Restricted cash	471	-		-	471
Due from clearing brokers	27,791	-		-	27,791
Securities and other investments owned, at fair value	326,616	-		-	326,616
Securities borrowed	720,207	-		-	720,207
Accounts receivable, net	47,419	3,068		-	50,487
Due from related parties	6,689	-		-	6,689
Loans receivable	295,898	-		-	295,898
Prepaid expenses and other assets	112,309	-		-	112,309
Operating lease right-of-use assets	49,642	-		-	49,642
Property and equipment, net	13,171	-		-	13,171
Goodwill	220,562	-		-	220,562
Other intangible assets, net	79,488	38,184	(1)	69,577	223,074
			(1)	6,700
			(2)	29,125
Deferred income taxes	36,041	-		-	36,041
Total assets	$2,106,891	$42,259		$(12,105)	$2,137,045

Liabilities
Accounts payable	$6,239	$-		$-	$6,239
Accrued expenses and other liabilities	115,062	1,732	(1)	(1,732)	115,062
Deferred revenue	68,385	97		-	68,482
Due to related parties and partners	2,814	-		-	2,814
Securities sold not yet purchased	29,092	-		-	29,092
Securities loaned	714,947	-		-	714,947
Mandatorily redeemable noncontrolling interests	4,395	-		-	4,395
Operating lease liabilities	63,817	-		-	63,817
Notes payable	1,193	236	(3)	(236)	1,193
Loan participations sold	28,872	-		-	28,872
Term loan	71,393	-		-	71,393
Senior notes payable	701,278	-		-	701,278
Total liabilities	1,807,487	2,065		(1,968)	1,807,584

Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at September 30, 2019	-	-		-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 26,921,500 issued and outstanding at September 30, 2019	3	-		-	3
Additional paid-in capital	259,237	-		-	259,237
Members’ equity	-	40,194	(2)	(38,491)	932
			(4)	(771)
				-
Retained earnings	41,957	-		-	41,957
Accumulated other comprehensive loss	(2,345)	-		-	(2,345)
Total stockholders’ equity	298,852	40,194		(39,262)	299,784
Noncontrolling interests	552	-	(3)	29,125	29,677
Total equity	299,404	40,194		(10,137)	329,461
Total liabilities and equity	$2,106,891	$42,259		$(12,105)	$2,137,045

The accompanying notes are an integral part of this statement.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2019

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	B. RILEY FINANCIAL, INC. (a)	BR BRAND GROUP (b)		PRO FORMA ADJUSTMENTS	PRO FORMA TOTAL
	(Dollars in thousands, except share data)

Revenues:
Services and fees	$428,705	$14,411		$-	$443,116
Interest income - Loans and securities lending	54,147	-		-	54,147
Sale of goods	4,023	-		-	4,023
Total revenues	486,875	14,411		-	501,286
Operating expenses:
Direct cost of services	55,210	-		-	55,210
Cost of goods sold	3,835	-		-	3,835
Selling, general and administrative expenses	274,468	5,429	(5)	(384)	280,518
			(6)	1,005
Restructuring charge	1,699			-	1,699
Interest expense - Securities lending and loan participations sold	22,579	-		-	22,579
Total operating expenses	357,791	5,429		621	363,841

Operating income	129,084	8,982		(621)	137,445

Other income (expense):
Interest income	1,329	-		-	1,329
Loss from equity investments	(4,049)	-		-	(4,049)
Interest expense	(35,130)	(14)		-	(35,144)
Other, net	-	(1)		-	(1)

Income before income taxes	91,234	8,967		(621)	99,580
Provision for income taxes	(26,802)	-	(7)	(2,454)	(29,256)

Net income (loss)	64,432	8,967		(3,075)	70,324
Net (loss) income attributable to noncontrolling interests	(50)	-	(8)	1,178	1,128
Net income attributable to B. Riley Financial, Inc.	$64,482	$8,967		$(4,253)	$69,196

Basic earnings per share	$2.45				$2.63
Diluted earnings per share	$2.37				$2.54
Weighted average basic shares outstanding	26,351,839				26,351,839
Weighted average diluted shares outstanding	27,251,837				27,251,837

The accompanying notes are an integral part of this statement.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2018

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2018

	B. RILEY FINANCIAL, INC. (a)	BR BRAND GROUP (b)	MAGICJACK VOCALTEC LTD. (c)		PRO FORMA ADJUSTMENTS	PRO FORMA TOTAL
	(Dollars in thousands, except share data)

Revenues:
Services and fees	$390,555	$22,603	$ 66,565	(9)	$(814)	$478,909
Interest income - Securities lending	31,798	-	-		-	31,798
Sale of goods	638	-	-		-	638
Total revenues	422,991	22,603	66,565		(814)	511,345
Operating expenses:
Direct cost of services	51,580	-	22,795		-	74,375
Cost of goods sold	800	-	-		-	800
Selling, general and administrative expenses	293,682	4,558	35,616	(10)	67	335,263
				(11)	1,340
Restructuring charge	8,506	-	-		-	8,506
Impairment of goodwill and intangible assets	-	-	131		-	131
Interest expense - Securities lending	23,039	-	-		-	23,039
Total operating expenses	377,607	4,558	58,542		1,407	442,114

Operating income (loss)	45,384	18,045	8,023		(2,221)	69,231

Other income (expense):
Interest income	1,326	-	623		-	1,949
Income from equity investments	7,986	-	-		-	7,986
Interest expense	(33,393)	(30)	-		-	(33,423)
Other income (expense), net	(24,081)	(30)	623		-	(23,488)

Income (loss) before income taxes	21,303	18,015	8,646		(2,221)	45,743
Benefit (provision) for income taxes	(4,903)	(1)	(2,378)	(12)	(4,342)	(11,624)

Net income (loss)	16,400	18,014	6,268		(6,563)	34,119
Net income attributable to noncontrolling interests	891	-	-	(13)	2,290	3,181
Net income (loss) attributable to common stockholders	$15,509	$18,014	$6,268		$(8,853)	$30,938

Basic earnings per share	$0.60					$1.19
Diluted earnings per share	$0.58					$1.16
Weighted average basic shares outstanding	25,937,305					25,937,305
Weighted average diluted shares outstanding	26,764,856					26,764,856

The accompanying notes are an integral part of this statement.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(Dollar amounts in thousands, except share data)

NOTE 1 - ACQUISITION

On October 28, 2019, B. Riley Brand Management LLC (the “B. Riley Member”), an indirect wholly owned subsidiary of B. Riley Financial, Inc. (“B. Riley”), completed its acquisition of an 80% interest in BR Brand Holdings LLC (“BR Brand Group”) pursuant to the terms of a Membership Interest Purchase Agreement, dated October 11, 2019 (the “MIPA”), by and among B. Riley, the B. Riley Member, BR Brand Acquisition LLC (the “BR Brand Member”) and BR Brand Group. In connection with the completion of the transactions contemplated by the MIPA, the BR Brand Member caused the transfer of certain trademarks, domain names, license agreements and related assets (the “Brand Assets”) from existing brand owners to BR Brand Group. Pursuant to the terms of the MIPA, the B. Riley Member acquired the 80% interest in exchange for (i) cash consideration of $116,500 and (ii) the issuance to certain affiliates of the BR Brand Member of a warrant (the “Warrant”) to purchase up to 200,000 shares of B. Riley’s Common Stock, par value $0.001 per share, at an exercise price of $26.24 per share, subject to the vesting of two-thirds of such shares upon BR Brand Group’s satisfaction of specified financial performance targets. The aggregate consideration paid by B. Riley, including approximately $932 of consideration attributable to the Warrant, is approximately $117,432. In addition, the preparation of the pro forma financial statements includes the proportionate value of $29,125 assigned to the 20% noncontrolling interest of BR Brand Group that is not owned by B. Riley.

NOTE 2 – PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma adjustments to the condensed combined balance sheet give effect to the B. Riley Member’s acquisition of the 80% interest in BR Brand Group as if the transaction had occurred on September 30, 2019. The pro forma adjustments to the condensed combined statement of operations for the nine months ended September 30, 2019 give effect to the acquisition of the 80% interest in BR Brand Group as if the transactions had been completed as of January 1, 2019. The pro forma adjustments to the condensed combined statement of operations for the year ended December 31, 2018 give effect to the acquisition of the 80% interest in BR Brand Group and B. Riley’s acquisition of magicJack VocalTec Ltd. (“magicJack”) as if the transactions had been completed as of January 1, 2018. The pro forma financial statements were based on, and should be read in conjunction with, the financial statements indicated below. The pro forma financial statements have been presented for informational purposes only and do not purport to indicate or project what the combined company’s results of operations and financial position would have been had the acquisition of the 80% interest in BR Brand Group and B. Riley’s acquisition of magicJack been completed on the dates indicated. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities or corporate overhead that will not be duplicated. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

Balance Sheet – September 30, 2019

a.	Derived from the unaudited balance sheet of B. Riley as of September 30, 2019 contained in Form 10-Q filed with the SEC on November 1, 2019.

b.	Derived from the unaudited balance sheet of BR Brand Group as of September 30, 2019 contained in Exhibit 99.2 to B. Riley’s Current Report on Form 8-K filed November 26, 2019.

(1)	Reflects the acquisition of the 80% interest in BR Brand Group in exchange for aggregate consideration of $117,432, which includes cash consideration of $116,500 and consideration of approximately $932 attributable to the to the fair value of the Warrant. The preparation of the pro forma financial statements includes the proportionate value of $29,125 assigned to the 20% noncontrolling interest of BR Brand Group that is not owned by B. Riley. The pro forma purchase price adjustments are based on B. Riley management’s estimate of the fair value of the assets and liabilities acquired, and are subject to change and future adjustment upon completion of a final valuation, and have been made solely for the purpose of providing the unaudited pro forma combined financial information presented herewith. Differences between these provisional estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and B. Riley’s future results of operations and financial position.

The following table summarizes the consideration paid by B. Riley and the estimated fair values of the assets acquired.

Consideration paid by B. Riley:
Cash consideration for purchase of 80% membership interest in BR Brand Group	$116,500
Consideration attributable to the fair value of 200,000 warrants issued to purchase
B. Riley common stock at $26.24 per share	932
Total consideration	$117,432

Tangible assets acquired and assumed:
Accounts receivable	$3,068
Deferred revenue	(97)
Noncontrolling interest	(29,125)
Other intangible assets	6,700
Tradenames	136,886
Total	$117,432

The total consideration for the asset acquisition has been reflected as $117,432. Total consideration paid was allocated to the tangible and intangible assets and liabilities assumed based on B. Riley management’s estimate of their respective fair values at the date of the asset acquisition. Management is responsible for the valuation of net assets and considered a number of factors when estimating the fair values and estimated useful lives of acquired assets and liabilities.

(2)	Reflects the proportionate value assigned to the 20% noncontrolling interest of BR Brand Group not purchased by B. Riley.

(3)	Reflects the repayment of a note payable in the amount of $236 prior to the closing of the asset acquisition.

(4)	Reflects the distribution of cash on hand of $771 that was distributed to the members of BR Brand Group prior to the completion of the acquisition by B. Riley.

Statement of Operations – Nine Months Ended September 30, 2019

a.	Derived from the unaudited statement of income of B. Riley for the nine months ended September 30, 2019 contained in the Form 10-Q filed with the SEC on November 1, 2019.

b.	Derived from the unaudited statement of income of BR Brand Group for the nine months ended September 30, 2019 contained in Exhibit 99.2 to B. Riley’s Current Report on Form 8-K filed November 26, 2019.

BR Brand Group Pro Forma Adjustments

(5)	Reflects the estimated reduction in selling general and administrative expenses of $384 attributable to the new management agreement that limits management fees to 15% of annual revenues and total operating expenses (excluding certain legal and professional fees) to 21% of annual revenues as set forth in the new operating agreement of BR Brand Group that was entered into in connection with the acquisition.

(6)	Reflects the estimated amortization expense of the $6,700 for intangible assets related to licensing contracts acquired as a result of the acquisition of the BR Brand Group using the straight-line method. The estimated useful life of the amortizable intangible assets is estimated to be 5 years. Upon completion of the final valuation of BR Brand Group the fair value of intangible assets for accounting for the asset acquisition and the estimated useful life of the intangible assets may change.

(7)	Reflects pro forma adjustment for the provision for income taxes of $2,454 for the nine months ended September 30, 2019 based on the impact of a combined federal and state statutory tax rate of 29.4% on the pro forma income and pro forma adjustments that is subject to income tax expense for BR Brand Group.

(8)	Reflects the pro forma adjustment for the 20% noncontrolling interest not owned by B. Riley.

Statement of Operations – Year Ended December 31, 2018

a.	Derived from the audited statement of operations of B. Riley for the year ended December 31, 2018 contained in the Form 10-K filed with the SEC on March 13, 2019.

b.	Derived from the audited statement of income of BR Brand Group for the year ended December 31, 2018 contained in Exhibit 99.1 to B. Riley’s Current Report on Form 8-K filed November 26, 2019.

c.	Derived from the results of operations of magicJack prior to the acquisition date of November 15, 2018 which are not included in the historical statement of operations of B. Riley in a. above for the year ended December 31, 2018.

BR Brand Group Pro Forma Adjustments

(9)	Reflects the estimated reduction in revenues of $814 for the fair value adjustment for impact of the implementation of ASC 606 as if it was implemented on January 1, 2018.

(10)	Reflects the estimated increase in selling general and administrative expenses of $67 attributable to the new management agreement that limits management fees to 15% of annual revenues and total operating expenses (excluding certain legal and professional fees) to 21% of annual revenues as set forth in the new operating agreement of BR Brand Group that was entered into in connection with the acquisition.

(11)	Reflects the estimated amortization expense of the $6,700 for intangible assets related to licensing contracts acquired as a result of the acquisition of the BR Brand Group using the straight-line method. The estimated useful life of the amortizable intangible assets is estimated to be 5 years. Upon completion of the final valuation of BR Brand Group the fair value of intangible assets for accounting for the asset acquisition and the estimated useful life of the intangible assets may change.

(12)	Reflects pro forma adjustment for the provision for income taxes of $4,342 for the year ended December 31, 2018 based on the impact of a combined federal and state statutory tax rate of 27.5% on the pro forma income and pro forma adjustments that is subject to income tax expense for BR Brand Group.

(13)	Reflects the pro forma adjustment for the 20% noncontrolling interest not owned by B. Riley.